THIRD AMENDMENT TO
REVOLVING CREDIT AGREEMENT

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of September 30, 2002 (this “Amendment”), by and among DIGITAS LLC (the “Borrower”), a Delaware limited liability company, and DIGITAS INC., a Delaware corporation, BRONNER SLOSBERG HUMPHREY INC., a Massachusetts corporation, and BSH HOLDING LLC, a Delaware limited liability company, as Guarantors, and FLEET NATIONAL BANK, a national banking association, and the other lending institutions listed on Schedule 1 to the Credit Agreement (collectively, the “Banks”) and FLEET NATIONAL BANK as agent for the Banks (the “Agent”), amending certain provisions of the Revolving Credit Agreement, dated as of July 25, 2000 (as amended by the First Amendment, dated as of June 29, 2001, and the Second Amendment, dated as of November 26, 2001, the “Credit Agreement”), by and among the Borrower, the Guarantors, the Banks and the Agent. Terms not otherwise defined herein which are defined in the Credit Agreement shall have the same respective meanings herein as therein.

WHEREAS, the Borrower and the Banks desire to amend the Credit Agreement as provided more fully herein below;

WHEREAS, the Borrower has advised the Agent and the Banks that it intends to take in the third fiscal quarter of fiscal year 2002 a restructuring charge of approximately $47,000,000 related to future lease payments for unoccupied real estate of the Borrower;

NOW THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement and herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

§1.    Amendment to the Credit Agreement.    The Credit Agreement is hereby amended as follows:

(a)    The definition of “BSHC” set forth in §1.1 of the Credit Agreement is amended by deleting such definition and substituting the following definition therefor:

BSHC:    Bronner Slosberg Humphrey Inc., a Massachusetts corporation and the sole member-manager of BSH Holding.

(b)    The definition of “EBITDA” set forth in §1.1 of the Credit Agreement is amended by:

(i)    adding the following new clause (b)(v) immediately after clause (b)(iv) in such definition:

, plus (v) the full amount of the Charge, whether in cash and/or on a non-cash basis, actually taken by the Borrower during such period

(ii)    adding the following new text immediately after the words, “all noncash gains (including income tax benefits” in such definition:

and all cash and/or non-cash gains realized in connection with the Charge), in each case,

(c)    The definition of “Eligible Accounts Receivable” set forth in §1.1 of the Credit Agreement is amended by adding the following new clause (iv) to such definition and renumbering the existing clauses (iv) through (x) as clauses (v) through (xi):

(iv)    do not consist of cash prepayments from account debtors or obligors, except for unbilled Accounts Receivable and only up to the amount of such cash prepayments;

(d)    The definition of “Consolidated Total Liabilities” set forth in §1.1 of the Credit Agreement is amended by adding the parenthetical “(including, but not limited to, the Maximum Drawing Amount of all Letters of Credit)” immediately after the first reference to “the Borrower and its Subsidiaries” in such definition.

(e)    The definition of “Uniform Customs” set forth in §l.l of the Credit Agreement is amended by deleting such definition and substituting the following definition therefor:

Uniform Customs. See §4.1.3

(f)    Section 1.1 of the Credit Agreement is further amended by adding the following new definition in the appropriate alphabetical order in such §1.1:

Charge:    The restructuring charge of approximately $47,000,000, whether in cash and/or on a non-cash basis, taken by the Borrower in the third fiscal quarter of fiscal year 2002 related to the future lease payments for unoccupied real estate of the Borrower.

(g)    Section 4.1.3 of the Credit Agreement is amended by deleting such §4.1.3 and restating it in its entirety as follows:

Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (a) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (b) have an expiry date no later than the date which is two hundred seventy (270) days following the Revolving Credit Loan Maturity Date; provided, however, that any Letter of Credit which extends beyond the Revolving Maturity Date shall be subject to §4.2(b) or (c) hereof. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit (the “Uniform Customs”) or, in the case of a standby Letter of Credit, either the Uniform Customs or the International Standby Practices (ISP98), International Chamber of Commerce Publication No. 590, or any successor code of standby letter of credit practices among banks adopted by the Agent in the ordinary course of its business as a standby letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

(h)    Section 9.6 of the Credit Agreement is amended by:

(i)    inserting:    “other than Bronner Slosberg Humphrey Co., a Massachusetts business trust which may change its legal form to a Massachusetts corporation and its name to Bronner Slosberg Humphrey Inc. upon notice to the Agent” at the end of the first sentence in such §9.6; and

(ii)    (A) deleting the text “if such discontinuance is” set forth in the proviso in the second sentence of such §9.6 and (B) substituting the text: “, or the dissolution of Vesuvio, if such discontinuance or dissolution is” therefor.

(i)    Section 10.4 of the Credit Agreement is amended by deleting the word “and” after clause (a) in such §10.4 and substituting a comma therefor and by adding the following new clause (c) at the end of such §10.4 prior to the period:

and (c)(i) the Borrower shall be permitted to make Restricted Payments to Digitas up to a maximum aggregate amount of $20,000,000 to permit Digitas to repurchase a portion of its common stock, the aggregate cash purchase price for which shall not exceed $20,000,000, provided such Restricted Payment shall not be made more than five (5) Business Days prior to the date any such payments are required to be paid by Digitas and not more than $2,500,000 of such common stock is repurchased in any fiscal quarter and (ii) Digitas shall be permitted to repurchase its common stock subject to the limitations set forth in clause (c)(i) above.

(j)    Section 11.2 of the Credit Agreement is amended by deleting such §11.2 and restating it in its entirety as follows:

11.2    Minimum EBITDA.    The Borrower will not as of the last day of any fiscal quarter set forth in the table below, permit the consolidated EBITDA of the Borrower and its Subsidiaries to be less than the amount set forth opposite such date in such table:

Date	Amount
09/30/02	$4,800,000
12/31/02	$4,000,000
03/31/03	$4,800,000
06/30/03 and thereafter	$4,800,000

(k)    Section 11.4 of the Credit Agreement is amended by deleting the amount “$5,000,000” in such §11.4 and substituting the amount “$10,000,000” therefor.

(l)    Section 11.5 of the Credit Agreement is amended by deleting such §11.5 and restating it in its entirety as follows:

§11.5    Minimum Tangible Net Worth.    The Borrower will not permit Consolidated Tangible Net Worth to be less than (a) $32,000,000 as of the last day of any fiscal quarter ending during the period commencing on 07/01/02 and ending on, but including, 12/31/02 or (b) $35,000,000 as of the last day of any fiscal quarter ending on 03/31/03 and thereafter.

(m)    Section 11.6 of the Credit Agreement is amended by deleting such §11.6 and restating it in its entirety as follows:

§11.6.    Ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth.    The Borrower will not permit the ratio of Consolidated Total Liabilities to Consolidated Tangible Net Worth as of the last day of any fiscal quarter ending during any period set forth in the table below to exceed the ratio set forth opposite such date in such table:

Period	Ratio
07/01/02 – 12/31/02	3.75:1.00
0101/03 and thereafter	3.25:1.00

§2.    Conditions to Effectiveness.    This Amendment shall be effective as of September 30, 2002 upon the satisfaction of the following conditions precedent by 5:00 p.m. (Boston time) on October 16, 2002:

(a)    receipt by the Agent of an original counterpart signature to this Amendment, duly executed and delivered by the Borrower and the Guarantors;

(b)    receipt by the Agent of an amendment fee in the amount of $50,000;

and

(c)    receipt by the Agent of (i) a certificate of dissolution of Vesuvio from the Secretary of State of the State of Delaware, (ii) with respect to BSHC, an original copy of the Articles of Organization certified by the Secretary of State of the Commonwealth of Massachusetts (“SOS-MA”), (iii) the Certificate of Merger of Bronner Slosberg Humphrey Co. into Bronner Slosberg Humphrey Inc. certified by the SOS-MA, and (iv) an original officer’s certificate certifying as to the Articles of Organization, certificate of incumbency, including the original signatures of the applicable officers of BSHC, the by-laws and the resolutions, along with a copy of the by-laws and resolutions; and

§3.    Assumption.    BSHC (as defined in this Amendment) hereby expressly assumes, confirms and agrees to perform all of the duties and obligations, and assumes all liabilities, of Bronner Slosberg Humphrey Co. under the Loan Documents to which it was a party and acknowledges and agrees that each reference to Bronner Slosberg Humphrey Co.

or BSHC in the Loan Documents shall mean and be deemed to be Bronner Slosberg Humphrey Inc. or BSHC as defined in this Amendment.

§4.    Representations and Warranties.    Each of the Borrower and each of the Guarantors hereby represents and warrants to the Banks and the Agent as follows:

(a)    Representation and Warranties in the Credit Agreement. The representations and warranties of the Borrower and the Guarantors contained in the Credit Agreement were true and correct in all material respects as of the date when made and continue to be true and correct in all material respects on the date hereof, except to the extent of changes resulting from transactions or events contemplated by the Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse to the Borrower or such Guarantor, or to the extent that such representations and warranties relate expressly to an earlier date.

(b)    Ratification, Etc. Except as expressly amended or waived hereby, the Credit Agreement, and all documents, instruments and agreements related thereto, are hereby ratified and confirmed in all respects and shall continue in full force and effect. The Credit Agreement, shall together with this Amendment, be read and construed as a single agreement. All references in the Credit Agreement or any related agreement or instrument shall hereafter refer to the Credit Agreement as amended hereby.

(c)    Authority, Etc. The execution and delivery by the Borrower and each Guarantor of this Amendment and the performance by the Borrower and each Guarantor of all of its agreements and obligations under the Credit Agreement as amended hereby are within the authority of the Borrower and each such Guarantor and have been duly authorized by all necessary action on the part of the Borrower and each of the Guarantors.

(d)    Enforceability of Obligations. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrower and each Guarantor enforceable against the Borrower and each Guarantor in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of, creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

(e)    No Default. No Default or Event of Default has occurred and is continuing, and no Default or Event of Default will exist after execution and delivery of this Amendment.

§5.    No Other Amendments.    Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Nothing contained in this Amendment (a) shall be construed to imply a willingness on the part of the Banks to grant any similar or other future amendment or waiver of any of the terms and conditions of the Credit Agreement or the other Loan Documents and (b) shall in any way prejudice, impair or effect any rights or remedies of the Banks or the Agent under the Credit Agreement or the other Loan Documents.

§6.    Execution in Counterparts.    This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but which together shall constitute one instrument.

§7.    Expenses.    Pursuant to §17 of the Credit Agreement. all costs and expenses incurred or sustained by the Banks and the Agent in connection with this Amendment, including the fees and disbursements of legal counsel for the Agent in producing, reproducing and negotiating the Amendment, will be for the account of the Borrower whether or not the transactions contemplated by this Amendment are consummated.

§8.    Miscellaneous.    THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).    The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a document under seal as of the date first above written.

DIGITAS LLC

By:    /s/    JEFF COTE
Name:    Jeff Cote
Title:    CFO

DIGITAS INC., as a Guarantor

By:    /s/    JEFF COTE
Name:    Jeff Cote
Title:    CFO

BRONNER, SLOSBERG HUMPHREY INC.,
as a Guarantor

By:    /s/    JEFF COTE
Name:    Jeff Cote
Title:    CFO

BSH HOLDING LLC, as a Guarantor

By:    /s/    JEFF COTE
Name:    Jeff Cote
Title:    CFO

FLEET NATIONAL BANK, individually and
as Agent

By:    /s/    JOHN C. DUNNE
Name:    John C. Dunne
Title:    Senior Vice President